UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): November 23, 2004

                                  E-Z-EM, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

           1-11479                                     11-1999504
  (Commission File Number)                  (IRS Employer Identification No.)

1111 Marcus Avenue, Lake Success, New York                11042
 (Address of Principal Executive Offices)               (Zip Code)

                                 (516) 333-8230
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

      On November 23, 2004, the board of directors of E-Z-EM, Inc. (the "Company") approved the grant of a non-qualified stock option for 24,000 shares of the Company's common stock, $.10 par value (the "Common Stock"), under the Company's 2004 Stock and Incentive Award Plan (the "2004 Plan") to each of the following directors of the Company: John T. Preston, George
      P. Ward and Robert J. Beckman.

      The exercise price of each option is $14.51, which is the average of the high and low prices of the Common Stock as reported by the American Stock Exchange on November 23, 2004, as provided in the 2004 Plan. The options become exercisable for one-third of the shares on November 23, 2005, 2006 and 2007. The options are for 10-year terms and will terminate immediately upon termination as a director for cause. The options will, to the extent they have vested, be exercisable for 180 days after a director's service is terminated (other than by reason of death or disability), and for an additional 180 days if the director dies or becomes disabled during the 180-day period following termination of his service. If a director's service is terminated by death or disability, the options will become fully exercisable for a period of one year following the date of death or disability. However, under no circumstances will the exercise period of any option be extended beyond the 10-year term of the option. All of the options will become fully exercisable upon the occurrence of a "change in control" of the Company, as defined in the 2004 Plan.


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

                                   SIGNATURES:

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2004                     E-Z-EM, INC.
                                             (Registrant)


                                             By: /s/ Peter J. Graham
                                                -------------------------------
                                                Peter J. Graham
                                                Vice President, General Counsel


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